Van Kampen High Income Trust II
                          Item 77(O) 10F-3 Transactions
                        July 1, 2003 - December 31, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
  Eircom    07/29/  250,00   $100.0 $25,000,  180,00  0.001%   0.29
 Funding      03      0,       0     000,000     0              0%    Barclays
                      000                                             Capital,
                                                                      Goldman
                                                                       Sachs
                                                                     Internatio
                                                                        nal,
                                                                     Citigroup,
                                                                       Morgan
                                                                      Stanley,
                                                                        Davy
                                                                     Stockbroke
                                                                      rs, The
                                                                     Royal Bank
                                                                         of
                                                                      Scotland
                                                                        and
                                                                      Deutsche
                                                                        Bank


                                                                      Banc of
                                                                      America
MGM Mirage  09/11/  600,00   $100.0 $60,000,  480,00   0.08%   0.76  Securities
              03      0,       0     000,000     0              %       LLC,
                      000                                            Citigroup,
                                                                      Deutsche
                                                                        Bank
                                                                     Securities
                                                                        , JP
                                                                      Morgan,
                                                                     CIBC World
                                                                      Markets,
                                                                     Commerzban
                                                                         k
                                                                     Securities
                                                                      , Morgan
                                                                      Stanley,
                                                                       Scotia
                                                                      Capital,
                                                                      SG Cowen
                                                                     and Wells
                                                                       Fargo
                                                                     Securities
                                                                        LLC


                                                                      Goldman
  Kraton                                                              Sachs &
 Polymers   12/11/  200,00   $100.0 $2,000,0  55,000  0.001%   0.09   Co, UBS
 Capital      03      0,       0       00,                      %    Investment
Corporatio            000              000                             Bank,
    n                                                                  Credit
                                                                       Suisse
                                                                       First
                                                                     Boston and
                                                                       Morgan
                                                                      Stanley